TRANS WORLD AIRLINES, INC.

               10 1/4% Senior Secured Notes Due 2003

                   REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of June 16, 1998, by and among Trans World Airlines, Inc., a Delaware corporation (the "Company"), First Security Bank, National Association, as Owner Trustee (the "Owner Trustee") under the Trust Agreement N607TW dated as of March 28, 1995 between the Owner Trustee and Internationale Nederlanden Aviation Lease Delaware, Inc. (currently known as ING Lease Delaware, Inc.) (the "Original Beneficiary") and Lazard Freres & Co. LLC ("Lazard"). (The Original Beneficiary has assigned its beneficial rights in the trust created by such Trust Agreement to 767 Leasing HY, LLC ("767 Leasing").) Subject to the terms and conditions stated in the Aircraft Sale and Note Purchase Agreement made and entered into as of the 16th day of June, 1998 among the Company, the Owner Trustee, 767 Leasing and Lazard (the "Sale Agreement"), the Owner Trustee will sell to the Company one Boeing 767-231 ETOPS aircraft and its associated engines for $27,500,000, payable by the issuance by the Company of (i) $14,500,000 aggregate principal amount of the Company's
10 1/4% Senior Secured Notes due 2003 (the "Notes") and (ii) $13,000,000 aggregate principal amount of the Company's 10 1/4% Mandatory Conversion Equity Notes due 1999 (the "Equity Notes"). The Notes will be issued pursuant to an indenture dated as of June 16, 1998 (the "Indenture"), between the Company and First Security Bank, National Association, as trustee (the "Trustee").

          This Agreement is made pursuant to the Sale Agreement. In order to fulfill its obligations to Owner Trustee under the Sale Agreement, the Company hereby agrees with the Owner Trustee and Lazard for the benefit of the holders of the Notes, the Exchange Notes (as defined below) and the Private Exchange Notes (as defined below) (collectively, the "Holders"), as follows:

SECTION 1.   EXCHANGE OFFER REGISTRATION

           The Company shall, at its cost, use its reasonable best efforts to prepare and, not later than 60 days after (or if the 60th day is not a business day, the first business day thereafter) the Issue Date (as defined in the Indenture) of the Notes, file with the Securities and Exchange Commission (the "Commission"), a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of Transfer Restricted Notes (as defined below), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of debt securities (the "Exchange Notes") of the Company issued under the Indenture and identical in all material respects to the Notes (except for the transfer restrictions relating to the Notes) that would be registered under the Securities Act. The Company shall use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within


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                                                               2


150 days (or if the 150th day is not a business day, the first business day thereafter) after the Issue Date of the Notes and shall keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period").

          If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof; provided, however, that the Company has accepted all the Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

          Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Notes electing to exchange the Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business, has no arrangements with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. In connection with such Registered Exchange Offer, the Company shall take such further action, including, without limitation, appropriate filings under state securities laws, as may be necessary to realize the foregoing objective subject to the proviso of Section 3(h).

          The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) Lazard selling Exchange Notes acquired in exchange for Notes constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

          The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be


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                                                               3


delivered by an Exchanging Dealer, such period shall be the lesser of 180 days after the expiration date of the Registered Exchange Offer and the date on which all Exchanging Dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below), and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period not less than 90 days after the consummation of the Registered Exchange Offer.

          If, upon consummation of the Registered Exchange Offer, Lazard holds Notes which constitute some or all of the Notes that it acquired pursuant to the Sale Agreement, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to Lazard upon the written request of Lazard in exchange (the "Private Exchange") for the Notes held by Lazard, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Notes (the "Private Exchange Notes"). The Notes, the Exchange Notes and the Private Exchange Notes are herein collectively called the "Securities".

          In connection with the Registered Exchange Offer, the Company shall:

          (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e) otherwise comply in all material respects with all applicable law.

          As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

              (i) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Registered
      Exchange Offer or the Private Exchange, as the case may be;

              (ii) deliver to the Trustee for cancellation all the Notes so accepted for exchange; and


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                                                               4


              (iii)  cause the Trustee to authenticate and
      promptly deliver, to each Holder of the Notes, Exchange
      Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of each Holder so accepted for exchange.

          The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

          Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer, (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate", as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) if such Holder is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Notes.

          Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto will comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in no such case shall the Company be responsible for information concerning Lazard included in the Exchange Offer Registration Statement, the prospectus contained therein, or any amendment or supplement thereto, as the case may be.

SECTION 2.   SHELF REGISTRATION STATEMENT

          (a) If (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 180 days of the date of this Agreement, (iii) Lazard so requests with respect to the Notes (or the Private Exchange Notes) not eligible to be exchanged for Exchange Notes in


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                                                               5

the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradable Exchange Notes on the date of the exchange, the Company shall take the following actions:



              (i) The Company shall use its reasonable best efforts, at its cost, as promptly as practicable (but in no event more than the later of (i) 60 days after the Issue Date and (ii)
      30 days after so required or requested pursuant to this
      Section 2), to file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange
      Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes (as hereinafter defined) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than the Owner Trustee and Lazard) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder (including certain indemnification obligations).

              (ii) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto or can be sold pursuant to Rule 144(k) thereof. Subject to
      Section 6(b), the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law; provided, however, that the Company shall not be deemed to have voluntarily taken any such action if it enters, in good faith, into negotiations concerning, or executes and delivers any agreement or other document relating to, any business combination, acquisition or disposition.

              (iii) Notwithstanding any other provision of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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                                                               6

           (b) No Holder of Securities may include any of its Securities in the Shelf Registration Statement unless such Holder furnishes to the Company in writing, within 10 business days after receipt of a request therefor (which initial request shall be made within 40 days after the Issue Date to the Holders of record on a date not more than 5 days prior to such request), such information and representations and warranties as the Company may reasonably request for use in connection with the Shelf Registration Statement or prospectus or preliminary prospectus included therein. No Holder of Securities shall be entitled to Special Interest, pursuant to Section 6 hereof, if such Holder's Securities are excluded from the Shelf Registration Statement because such Holder failed to furnish the Company in writing such information and representations and warranties reasonably requested by the Company for use in connection with the Shelf Registration Statement or prospectus or preliminary prospectus included therein. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously provided to the Company by such Holder not misleading.

SECTION 3.   REGISTRATION PROCEDURES

          In connection with the Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered
Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a) The Company shall (i) furnish to the Owner Trustee and Lazard, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein, and in the event that (x) Lazard (with respect to securities acquired in other than market making or trading activity) is participating in the Registered Exchange Offer or (y) either the Owner Trustee or Lazard is making use of the Shelf Registration Statement, shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Owner Trustee and Lazard, as applicable, reasonably may propose;
(ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by Lazard, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution", reasonably acceptable to Lazard, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of Lazard based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of


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                                                               7


the Commission; and (v) in the case of a Shelf Registration
Statement, include the names of the Holders who propose to sell
Securities pursuant to the Shelf Registration Statement as selling securityholders.

          (b) The Company shall give written notice to the Owner Trustee, Lazard, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

              (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

              (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information (provided, however, that with respect to any requests prior to the effectiveness of the Registration Statement, the Company shall be required to give written notice only to the Owner Trustee and to Lazard and its counsel, Hughes Hubbard & Reed LLP);

              (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration
      Statement or the initiation of any proceedings for that purpose;

              (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

              (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

          (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).


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                                                               8


          (e) The Company shall deliver to each Exchanging Dealer or Participating Broker-Dealer, to the Owner Trustee, to Lazard, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Owner Trustee, Lazard or any such Holder requests, all exhibits thereto (including those incorporated by reference).

          (f) The Company shall deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Shelf Registration Statement by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by such prospectus, or any such amendment or supplement.

          (g) The Company shall deliver to Lazard, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by Lazard, if necessary, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h) Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified,
(ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject or (iii) register or qualify Securities or take any other action under the securities or "blue sky" laws of any jurisdiction if, in the judgment of the Board of Directors of the Company, the consequences of such registration, qualification or other action would be unduly burdensome to the Company.

          (i) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and


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                                                               9


registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

           (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or the Exchange Notes or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Owner Trustee, Lazard, the Holders of the Securities and any known Exchanging Dealer or Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of
Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Owner Trustee, Lazard, the Holders of the Securities and any such Exchanging Dealer or Participating Broker-Dealer shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2 above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended (i) by the number of days from and including the date of the giving of such notice to and including the date when the Owner Trustee, Lazard, the Holders of the Securities and any known Exchanging Dealer or Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j) or (ii) if earlier, until the date when none of the Securities represent Transfer Restricted Notes (as defined in Section 6(d)).

          (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.


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                                                               10


          (n) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (o) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as may be required in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

          (p) In the case of any Shelf Registration, subject to appropriate confidentiality arrangements being entered into, the Company shall (i) make available at reasonable times for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary, in the judgment of the Holder or any such underwriter, attorney, accountant or agent referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

          (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering the matters customarily covered in opinions of counsel requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Securities; and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

          (r) In the case of the Registered Exchange Offer, if requested by the Owner Trustee, Lazard or any known Exchanging Dealer or Participating Broker-Dealer, the Company shall cause
(i) its counsel to deliver to the Owner Trustee, Lazard or such Exchanging Dealer or Participating Broker-Dealer, signed opinions in the forms set forth in Section 7.04(e) of the Sale Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to the Owner


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                                                               11


Trustee, Lazard or such Exchanging Dealer or Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 7.04(f) of the Sale Agreement, with appropriate date changes.

          (s) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Notes be marked as paid or otherwise satisfied.

          (t) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules and the By-Laws of the National Association of Securities Dealers,
Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof,or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Rules and By-Laws (including without limitation the indemnification of any "qualified independent underwriter" required thereby).

          (u) The Company will use its reasonable best efforts to cause the Transfer Restricted Notes to be eligible for inclusion in the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages trading system.

          (v) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

          (w) The Company agrees that it will not include in the registration contemplated by the Shelf Registration Statement any securities other than the Securities.

          (x) The Company hereby agrees to use its reasonable best efforts to list the Exchange Notes or the Notes on the American Stock Exchange or on such other stock exchange or market as the common stock, par value $.01 per share, of the Company is then principally traded no later than the earliest to occur of
(i) the effectiveness of the initial Exchange Offer Registration Statement and (ii) the effectiveness of the initial Shelf Registration Statement, provided that such Exchange Notes or Notes meet the minimum requirements for listing on any such exchange or market, and, if applicable, to maintain such listing for so long as any of the Exchange Notes or Notes are outstanding.

SECTION 4.   REGISTRATION EXPENSES

          The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses of Hughes Hubbard & Reed LLP, counsel for Lazard, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf

Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear, or reimburse the Holders of the Securities covered thereby for, the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Securities covered thereby to act as counsel for the Holders of the Securities in connection therewith, it being understood that the Company shall not be responsible for the fees and expenses of more than one counsel employed at any one time.

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any Person, including special experts, retained by the Company. The Holders shall bear the expense of any broker's commission or underwriters' discount or commission.

SECTION 5.   INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, any Exchanging Dealer, any Participating Broker-Dealer and each person, if any, who controls such Holder, Exchanging Dealer or Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Exchanging Dealer, any Participating Broker-Dealer and such controlling persons referred to in this Section 5(a) and the Company and its controlling persons referred to in Section 5(b), being collectively referred to herein, as the case may be, as the "indemnified parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that
(i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to such Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the Securities to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (I) the Company shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (II) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission, and (iii) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such indemnified party. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders; provided, however, that the Company shall not indemnify any such party to the extent its liability arises from its failure to comply with the requirements described in Annexes A, B and C hereto.

          (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company, each other Holder and each person, if any, who controls the Company and each such Holder within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof to which the Company, each other Holder or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company, each such Holder for any legal or other expenses reasonably incurred by the Company, each other Holder or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, each other Holder or any of their controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party, except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include any injunctive relief against such indemnified party. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

           (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient, then each indemnifying party will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the indemnifying party from persons other than the party to be indemnified), to which the indemnifying party and the party to be indemnified may be subject in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the party to be indemnified, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Holder or such other indemnified person, as the case may be, on the other the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, liabilities, expenses or damages, or actions in respect thereof, referred to above in this Section 5(d) shall be deemed to include, for purpose of this Section 5(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 5(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(d). Except for a settlement entered into pursuant to the penultimate sentence of Section 5(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

          (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

SECTION 6.   SPECIAL INTEREST

          (a) If any of the following events occurs (each such event in clauses (i) through (v) below a "Registration Default"):

              (i) if by August 15, 1998, neither the Exchange
      Offer Registration Statement nor a Shelf Registration
      Statement has been filed with the Commission;

              (ii) if by November 13, 1998, neither the Exchange
      Offer Registration Statement nor the Shelf Registration
      Statement is declared effective;

              (iii) if by December 13, 1998, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof, the Shelf Registration Statement is declared effective by the Commission;

              (iv) if, notwithstanding the filing of the Exchange Offer Registration Statement or the effectiveness thereof or the consummation of the Registered Exchange Offer, pursuant to the terms of subparagraph (i) of Section 2(a) hereof, by the later of (x) August 15, 1998 and (y) 30 days after a request made pursuant to Section 2, a Shelf Registration Statement has not been filed with the Commission or such Shelf Registration Statement has not been declared effective by the Commission within 150 days after any such request; or

              (v) if after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Notes during the periods specified herein, the Company will pay special interest ("Special Interest") to each Holder of Transfer Restricted Notes, during the first 90-day period immediately following such Registration Default at a per annum rate of 0.50% per Transfer Restricted Note held by such Holder. The amount of Special Interest will increase by an additional 0.50% per annum per Transfer Restricted Note, for each subsequent 90-day period until the date on which the Exchange Offer Registration Statement or Shelf Registration Statement is filed or declared effective, as the case may be, or such Registration Statement again becomes effective, or such Registration Statement prospectus becomes usable as the case may be, up to a maximum rate of Special Interest with respect to any Registration Default of 1.50% per annum per Transfer Restricted Note. Such Special Interest is payable in addition to any other interest payable from time to time with respect to the Securities.

          (b) A Registration Default referred to in Section 6(a)(v) shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited or, if required by the rules and regulations under the Securities Act, quarterly unaudited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events or developments with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential; provided further, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days, Special Interest shall be payable in accordance with the above paragraph from the day following such 45 day period until the date on which such Registration Default is cured.

          (c) All accrued Special Interest shall be payable by the Company in cash on the regular interest payment dates with respect to the Notes, the Exchange Notes or the Private Exchange Notes to the Holders of record on the applicable record dates. The parties hereto agree that Special Interest provided in this Section constitutes a reasonable estimate of the damages that will be incurred by the Holders by reason of the failure of the Exchange Offer Registration Statement or the Shelf Registration Statement to be filed, declared effective or to remain effective or such Registration Statement or related prospectus to be usable, as the case may be.

          (d) "Transfer Restricted Notes" means each Note until
(i) the date on which such Transfer Restricted Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Transfer Restricted Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Transfer Restricted Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Transfer Restricted Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

SECTION 7.   RULE 144 AND RULE 144A

           The Company shall use its reasonable best efforts to file on a timely basis all such reports required to be filed under the Exchange Act as, and endeavor in good faith to take such other actions as, are reasonably necessary to enable Holders to sell
Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided under (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities
Act, as such Rule may be amended from time to time, and (c) any similar rules or regulations hereafter adopted by the Commission.
Upon request of any Holder of Transfer Restricted Notes, the Company will provide a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of the Owner Trustee or Lazard, deliver to the Owner Trustee or Lazard a certificate, signed by the Company's principal financial officer, stating (i) the Company's name, address and telephone number (including area code), (ii) the Company's Internal Revenue Service identification number, (iii) the Company's Commission file number, (iv) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (v) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

SECTION 8.   UNDERWRITING

          If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker(s) and manager(s) that will manage the offering will be selected by the Holders of a majority of the then outstanding Transfer Restricted Notes (determined in accordance with Section 9(d)) included in such offering (after consultation with the Company as to such selection and upon the written consent of the Company, which consent will not be unreasonably withheld or delayed). If requested by the underwriters, the Company will promptly enter into an underwriting agreement reasonably acceptable to the Company with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and conditions as are customary for underwriting agreements with respect to secondary offerings, including without limitation, indemnities to the effect and to the extent provided in Section 5 hereof. The Holders of Transfer Restricted Notes on whose behalf such securities are being distributed shall be party to any such underwriting agreement. Such Holders shall not be required by the Company to make any representations or warranties to the underwriters with respect to the Company or the Transfer Restricted Notes (other than that the Holders are conveying such securities free and clear of all pledges, securities interests, liens, charges, encumbrances, agreements, equities, claims and options of whatever nature), and the Holders shall not be required to indemnify the Company or the underwriters (other than with respect to the matters, and to the extent, provided in
Section 5). Furthermore, the Company shall make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by any Holder or underwriter, all financial and other records and other information, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities.

          No Holder of Transfer Restricted Notes may participate in any underwritten distribution hereunder unless such holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in any underwriting arrangements approved in accordance with the terms hereof, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 9.   MISCELLANEOUS

          (a) Remedies. Each Holder of Securities, in addition to being entitled to exercise all rights provided herein, and as provided in the Sale Agreement and granted by law, including the recovery of damages, shall be entitled to specific performance of such Holder's rights under this Agreement. Except with respect to the payment of Special Interest in the event of the occurrence of a Registration Default, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees in any action for specific performance to waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company has not and shall not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders of Securities hereunder do not and will not in any way conflict with and are not and will not be inconsistent with the rights granted to the holders of the Company's other securities under any other agreements. No holder of any securities of the Company has rights to the registration of any securities of the Company because of the execution, delivery or performance by the Company of this Agreement or as a result of the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement.

          (c) No Adverse Action Affecting the Securities. The Company has not taken and will not take, any action, or permit any change to occur with respect to the Securities which would adversely affect the ability of any of the Holders of Securities to include such Securities in a registration undertaken pursuant to this Agreement.

          (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Notes whose Transfer Restricted Notes are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Notes may be given by the Holders of a majority of the Transfer Restricted Notes being sold.

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to a Holder of Securities, at the address set forth on the records of the Company or the Trustee under the Indenture, with a copy to the Trustee, or if to the Owner Trustee or Lazard, at the address set forth in the Sale Agreement; and

              (ii) if to the Company, initially at its address set forth in the Sale Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed on a business day (or otherwise on the first business day following such answer back); when receipt acknowledged, if telecopied on a business day (or otherwise on the first business day following such acknowledgment); and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Securities.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH
STATE.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Securities except as provided in the Indenture and the Sale Agreement. Except as set forth in the prior sentence, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                [Remainder of this page is blank.]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               TRANS WORLD AIRLINES, INC.


                               By: /s/ Michael J. Lichty
                                  ----------------------
                                   Name:  Michael J. Lichty
                                   Title: Vice President and
                                           Deputy Counsel




                               FIRST SECURITY BANK, NATIONAL
                               ASSOCIATION, not in its individual
                               capacity but as Owner Trustee


                               By: /s/ Arge Pavlos
                                  ----------------------
                                   Name:  Arge Pavlos
                                   Title: Assistant Trust Officer


                               LAZARD FRERES & CO. LLC


                                By: /s/ Michael S. Liss
                                   ----------------------
                                   Name:  Michael S. Liss
                                   Title: Managing Director

                                                            ANNEX A

          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                            ANNEX B

          Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                            ANNEX C
                       PLAN OF DISTRIBUTION

          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _____, 199_, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.*

          The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the reasonable expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

-----------
* In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

                                                            ANNEX D

_ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY
      AMENDMENTS OR SUPPLEMENTS THERETO.

      Name:
           -----------------------------------------------------------------
      Address:
              --------------------------------------------------------------
              --------------------------------------------------------------




If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.